Exhibit 99.1

“Your Business Communications Partner”

News Release

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Tuesday, May 10, 2005

USA Mobility Reports First Quarter Operating Results

Alexandria, VA (May 10, 2005) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced operating results for the quarter ended March 31, 2005. The results represent the first full quarter of combined operations for USA Mobility, formed on November 16, 2004 by the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc.

Reported revenue for the first quarter of 2005 increased 34% to $166 million, compared to $124 million in the first quarter of 2004, with the increase due entirely to the inclusion of Metrocall revenue for three-month period. Reported net income for the first quarter of 2005 was $1.3 million, or $0.05 per fully diluted share, compared to net income of $4.9 million, or $0.24 per fully diluted share, in the year-earlier quarter. Included in the first quarter 2005 operating expense were severance and retention related costs of $5.0 million, including $4.3 million to settle the arbitration case with three former Arch executives. USA Mobility’s historical financials are those of Arch Wireless, the accounting acquirer in the merger.

USA Mobility reported a net decline of 344,000 messaging units in service during the first quarter of 2005, comprised of 316,000 one-way messaging units and 28,000 two-way messaging units. Messaging units in service totaled 5,858,000 at March 31, 2005, with 4,790,000 direct units in service and 1,068,000 indirect units in service. One-way units in service at March 31, 2005 totaled 5,357,000 while two-way units in service totaled 501,000. For the quarter, average revenue per unit was $9.72 for direct units in service and $4.06 per indirect unit in service.

“We continued to make substantial progress during the quarter toward our merger integration objectives,” said Vincent D. Kelly, president and chief executive officer. “Our unit in service reduction of 344,000 represents an improvement over our pro forma fourth quarter 2004 loss of 384,000 and our pro forma first quarter 2004 loss of 499,000. Although our industry remains challenging, we continue to believe the merger-related benefits of lower expenses and operational synergies will allow us to become more efficient over time.”

Kelly said merger integration activities during the first quarter included ongoing consolidation of numerous back-office and administrative functions, including the process of combining five customer service operations and three distribution centers and converting to a single customer service and billing platform. “In addition,” Kelly said, “we’ve begun the process to deconstruct one of our two-way networks and consolidate our one-way networks. Rationalization of our technical infrastructure and network operations will be an ongoing process as we look to match our network capacity to the requirements of our customers.”

Kelly said the company continued to strengthen its financial position during the first quarter through the repayment of debt incurred at the time of the merger. The company has repaid $98.5 million of its $140 million credit facility as of May 1, 2005, including $53.5 million since January 1, 2005, leaving a balance of $41.5 million as of May 1, 2005. He also noted that cash on hand at March 31, 2005 and May 1, 2005 totaled approximately $37 million and $38 million, respectively.

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USA Mobility plans to host a conference call for investors on its first quarter results at 11:00 a.m. Eastern Time on Wednesday, May 11, 2005. The call-in number is 800-211-3767 (toll-free) or 312-461-9296 (toll). The pass code for the call is 8126403 (followed by the # sign). A replay of the call will be available from 2:30 p.m. ET on May 11 until 11:59 p.m. on Friday, May 27. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 8126403 (followed by the # sign).

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About USA Mobility

USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population and with roaming partners in Canada and Mexico. In addition, the company offers mobile voice and data services through Nextel and Cingular/AT&T Wireless, including BlackBerry and GPS location applications. The company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over two-thirds of the Fortune 1000 companies. For further information visit www.usamobility.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, the timely and efficient integration of the operations and facilities of Metrocall and Arch as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31,	March 31,
	2004	2005
ASSETS

Current assets:
Cash and cash equivalents	$46,995	$37,111
Accounts receivable, net	37,750	33,976
Prepaid rent, expenses and other	15,460	20,321
Deferred income taxes	26,906	26,626

Total current assets	127,111	118,034
Property and equipment, net	216,508	187,608
Goodwill	151,791	151,791
Intangible assets, net	67,129	59,037
Deferred income tax	225,253	224,662
Other assets	5,517	5,486

	$793,309	$746,618

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$47,558	$32,318
Accounts payable and accrued expenses	76,420	70,041
Customer deposits	4,316	3,971
Deferred revenue	23,623	22,475

Total current liabilities	151,917	128,805
Long-term debt, less current maturities	47,500	24,214
Other long-term liabilities	10,555	7,559

Total liabilities	209,972	160,578

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	554,946	556,357
Retained earnings	28,388	29,680

Total stockholders’ equity	583,337	586,040

	$793,309	$746,618

USA MOBILITY, INC
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited and in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2004	2005
Revenues:
Services, rental and maintenance, net	$119,546	$159,150
Product sales	4,113	6,527

Total revenues	123,659	165,677

Operating expenses:
Cost of products sold	938	1,279
Service, rental, and maintenance	39,362	56,973
Selling and marketing	9,120	10,470
General and administrative	32,941	53,140
Depreciation and amortization	26,309	38,535
Stock based compensation	688	1,411
Restructuring charges	3,018	—

Total operating expenses	112,376	161,808

Operating income	11,283	3,869
Interest expense	(3,400)	(1,411)
Interest income	71	197
Loss on extinguishment of debt	—	(594)
Other income	168	293

Income before income tax expense	8,122	2,354
Income tax expense	(3,265)	(1,062)

Net income	$4,857	$1,292

Basic net income per common share	$0.24	$0.05

Diluted net income per common share	$0.24	$0.05

Basic weighted average common shares outstanding	20,000,000	27,108,034

Diluted weighted average common shares outstanding	20,078,213	27,317,407

USA MOBILITY, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended
	March 31,
	2004	2005
Cash flows from operating activities:
Net income	$4,857	$1,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,309	38,535
Amortization of deferred financing costs	—	505
Amortization of stock compensation	688	1,411
Deferred income tax provision	3,265	871
Loss on extinguishment of debt	—	594
Gain on disposals of property and equipment	(109)	(26)
Provisions for doubtful accounts, service adjustments and other	2,280	7,005
Changes in assets and liabilities:
Accounts receivable	3,353	(3,333)
Prepaid expenses and other	(2,017)	(4,861)
Intangibles and other long-term assets	—	(46)
Accounts payable and accrued expenses	(13,860)	(6,379)
Customer deposits and deferred revenue	(1,866)	(1,493)
Other long-term liabilities	1,620	(2,996)

Net cash provided by operating activities	24,520	31,079

Cash flows from investing activities:
Purchases of property and equipment	(5,701)	(2,564)
Proceeds from disposals of property and equipment	750	25
Receipts from note receivable	56	102

Net cash used for investing activities	(4,895)	(2,437)

Cash flows from financing activities:
Repayment of long-term debt	(20,000)	(38,526)

Net cash provided by/ (used for) financing activities	(20,000)	(38,526)

Net (decrease) in cash and cash equivalents	(375)	(9,884)
Cash and cash equivalents, beginning of period	34,582	46,995

Cash and cash equivalents, end of period	$34,207	$37,111

Supplemental disclosures:
Interest paid	$1,903	$1,367

Income taxes paid	$—	$—

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY
(unaudited)

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	March 2005
Direct One-Way:
Beginning units in service	3,393,000	3,247,000	3,122,000	2,997,000	4,557,000
Unit in service acquired				1,757,000
Unit in service growth (decline)	(146,000)	(125,000)	(125,000)	(197,000)	(188,000)

Ending units in service	3,247,000	3,122,000	2,997,000	4,557,000	4,369,000

Service, rental and maintenance revenues (000s)	$89,705	$83,584	$79,079	$97,465	$113,300
Average revenue per unit	$9.00	$8.77	$8.62	$8.60	$8.46

Two-Way:
Beginning units in service	281,000	269,000	258,000	250,000	446,000
Unit in service acquired				211,000
Unit in service growth (decline)	(12,000)	(11,000)	(8,000)	(15,000)	(25,000)

Ending units in service	269,000	258,000	250,000	446,000	421,000

Service, rental and maintenance revenues (000s)	$21,950	$20,739	$19,561	$24,961	$29,481
Average revenue per unit	$26.66	$26.28	$25.74	$23.76	$22.67

Total Direct Average revenue per unit	$10.35	$10.09	$9.92	$9.89	$9.72

Indirect One-Way:
Beginning units in service	754,000	654,000	577,000	511,000	1,116,000
Unit in service acquired				690,000
Unit in service growth (decline)	(100,000)	(77,000)	(66,000)	(85,000)	(128,000)

Ending units in service	654,000	577,000	511,000	1,116,000	988,000

Service, rental and maintenance revenues (000s)	$7,359	$6,369	$5,713	$8,942	$11,261
Average revenue per unit	$3.49	$3.47	$3.53	$3.67	$3.57

Two-Way:
Beginning units in service	9,000	8,000	12,000	14,000	83,000
Unit in service acquired				86,000
Unit in service growth (decline)	(1,000)	4,000	2,000	(17,000)	(3,000)

Ending units in service	8,000	12,000	14,000	83,000	80,000

Service, rental and maintenance revenues (000s)	$532	$482	$432	$1,783	$2,545
Average revenue per unit	$21.06	$14.92	$10.37	$10.92	$10.40

Total Indirect Average revenue per unit	$3.69	$3.65	$3.68	$4.15	$4.06

Totals
Beginning units in service	4,437,000	4,178,000	3,969,000	3,772,000	6,202,000
Unit in service acquired	—	—	—	2,744,000	—
Unit in service growth (decline)	(259,000)	(209,000)	(197,000)	(314,000)	(344,000)

Ending units in service	4,178,000	3,969,000	3,772,000	6,202,000	5,858,000

Service, rental and maintenance revenues (000s)	$119,546	$111,174	$104,785	$133,151	$156,588
Average revenue per unit	$9.25	$9.12	$9.04	$8.90	$8.66

Note: Amounts have been been adjusted for rounding.

USA MOBILITY, INC.
PRO FORMA UNITS IN SERVICE ACTIVITY (a)
(unaudited)

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	March 2005
Direct One-Way:
Beginning units in service	5,407,000	5,181,000	4,994,000	4,779,000	4,557,000
Gross placements	229,000	185,000	186,000	170,000	144,000
Disconnects	(455,000)	(372,000)	(401,000)	(392,000)	(332,000)

Ending units in service	5,181,000	4,994,000	4,779,000	4,557,000	4,369,000

Two-Way:
Beginning units in service	530,000	507,000	486,000	473,000	446,000
Gross placements	40,000	32,000	35,000	29,000	22,000
Disconnects	(63,000)	(53,000)	(48,000)	(56,000)	(47,000)

Ending units in service	507,000	486,000	473,000	446,000	421,000

Indirect One-Way:
Beginning units in service	1,845,000	1,603,000	1,382,000	1,230,000	1,116,000
Gross placements	157,000	145,000	160,000	143,000	107,000
Disconnects	(399,000)	(366,000)	(312,000)	(257,000)	(235,000)

Ending units in service	1,603,000	1,382,000	1,230,000	1,116,000	988,000

Two-Way:
Beginning units in service	120,000	112,000	110,000	104,000	83,000
Gross placements	20,000	16,000	20,000	7,000	7,000
Disconnects	(28,000)	(18,000)	(26,000)	(28,000)	(10,000)

Ending units in service	112,000	110,000	104,000	83,000	80,000

Total
Beginning units in service	7,902,000	7,403,000	6,972,000	6,586,000	6,202,000
Gross placements	446,000	378,000	401,000	350,000	281,000
Disconnects	(945,000)	(809,000)	(787,000)	(734,000)	(625,000)

Ending units in service	7,403,000	6,972,000	6,586,000	6,202,000	5,858,000

(a) Assumes Arch and Metrocall combined as of January 1, 2004.